UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 26, 2008 (November 21, 2008)

METALS USA HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-146181	20-3779274
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

FLAG INTERMEDIATE

HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-132918	20-3779375
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

METALS USA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13123	76-0533626
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Riverway, Suite 1100 Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (713) 965-0990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) On November 21, 2008, Joshua J. Harris resigned from each of the Boards of Directors of Metals USA Holdings Corp. and its wholly owned subsidiaries Flag Intermediate Holdings Corporation and Metals USA, Inc. (collectively “Metals USA”) effective November 21, 2008.

(d) On November 21, 2008, the Board of Directors of Metals USA appointed Matthew R. Michelini to be a member of the Board of Directors of Metals USA, which leaves the total number of directors of Metals USA at five members. Metals USA’s Board of Directors has not determined which, if any, of the committees on which Mr. Michelini will serve.

Mr. Michelini joined Apollo Management L.P. (“Apollo”) in 2006. Prior to joining Apollo, Mr. Michelini was a member of the Mergers & Acquisitions group at Lazard Frères & Co. Mr. Michelini also serves on the Board of Directors of Noranda Aluminum Holding Corporation. Mr. Michelini graduated from Princeton University with a BS in Mathematics and a Certificate in Finance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

METALS USA HOLDINGS CORP.

Date: November 26, 2008		/s/ John A. Hageman
	Name:	John A. Hageman
	Title:	Senior Vice President and Chief Legal Officer

FLAG INTERMEDIATE HOLDINGS CORPORATION

Date: November 26, 2008		/s/ John A. Hageman
	Name:	John A. Hageman
	Title:	Senior Vice President and Chief Legal Officer

METALS USA, INC.

Date: November 26, 2008		/s/ John A. Hageman
	Name:	John A. Hageman
	Title:	Senior Vice President and Chief Legal Officer